EXHIBIT 4.1(a )

FIRST SUPPLEMENTAL INDENTURE

By and Between

Southwest Royalties, Inc.

and

Wilmington Trust Company, as Trustee

and

Unconditionally Guaranteed By

Southwest Royalties Holdings, Inc.
and
MRO Holdings, Inc.

Dated as of
June 26, 2002

A SUPPLEMENTAL INDENTURE
REGARDING
Senior Secured Notes Due 2004

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”) dated as of June 26, 2002, is made and entered into by and among, Southwest Royalties, Inc., as issuer (the “Issuer”), Wilmington Trust Company, as trustee (the “Trustee”) for the holders of the Notes (as defined below) (the “Holders”), and Southwest Royalties Holdings, Inc. and MRO Holdings, Inc., (collectively, the “Guarantors”).

W I T N E S S E T H :

WHEREAS, Section 9.01 of the Indenture (as defined below) provides, among other things, that the Issuer, the Guarantors and the Trustee may modify, supplement or amend the Indenture to cure any ambiguity or defect and to make any other change with respect to matters or questions arising under the Indenture provided that such change shall not materially adversely affect the interests of the Holders without notice to or consent of any Holder;

WHEREAS, the Issuer, by appropriate corporate action, has determined to amend the provisions of the Indenture and all acts and proceedings necessary to authorize and constitute this First Supplemental Indenture as a valid and binding agreement in accordance with the terms hereof have been done and taken;

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered to the Trustee the Indenture dated as of April 19, 2002 (the “Indenture”) to provide for the issuance of the Issuer’s Senior Secured Notes Due 2004 (the “Notes”);

WHEREAS, the Issuer is not required to provide notice to or to solicit the consent of the Holders to the amendment provided for herein;

WHEREAS, the Issuer, the Guarantors and the Trustee each desire that the addition and amendment contained herein become operative and effective upon the execution and delivery of this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises herein, the Issuer and each Guarantor covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

1.1  Amendment to Section 2.01 Form and Dating.    The text of Section 2.01 of the Indenture is hereby amended by deleting the first paragraph in its entirety and replacing such first paragraph with the following:

The Senior Notes shall be issued in global form substantially in the form of Exhibits E1 and E2 attached hereto

(including the global note legend thereon and the schedule of increases and decreases in global notes attached thereto) and shall be deposited with the Trustee as custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each global note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a global note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Issuer at the request of the Holder.

1.2  Amendment to Section 2.06 Transfer and Exchange.    The text of Section 2.06 of the Indenture is hereby amended by inserting the following paragraph after the final paragraph of Section 2.06:

At such time as all beneficial interests in a global note have either been exchanged, redeemed, repurchased or canceled, such global note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a global note is exchanged, redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such global notes shall be reduced or increased, as necessary, and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such global note) with respect to such global note, by the Trustee, to reflect such reduction or increase.

1.3  Amendment to Section 11.04 Specified Releases of Collateral.    The text of Section 11.04 of the Indenture is hereby amended by adding subsection (c) and inserting:

(c)  Upon compliance with the conditions and requirements set forth in Sections 11.03(a), 11.03(b), and this subsection 11.04(c) regarding the delivery of an Officers’ Certificate, the Issuer shall be entitled to obtain a release or the Trustee’s consent to a release of any Liens on Collateral disposed of that is specifically deemed not to be an Asset Sale in subclauses (c), (d), (f) or (g) of the definition of an Asset Sale. The Trustee shall take all necessary action (at the request of and expense of the Issuer) to consent to a release or to release the Liens on such Collateral, including delivering such Collateral in its possession to the Issuer, only after the Issuer delivers to the Trustee an Officers’ Certificate stating the type of disposition and its exclusion from the

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definition of Asset Sale and to the effect that all of the conditions for the sale or disposition of, or the release of Liens on, the Collateral set forth under Sections 11.03(a) and 11.03(b) have been complied with. The Issuer covenants and agrees that it shall not give the Collateral Trustee (i) a Release Notice under Section 2.4 of the Collateral Trust Agreement or (ii) a release notice under Section 4.4(c) of the Collateral Trust Agreement until all conditions and requirements set forth in Sections 11.03(a),
11.03(b), and this subsection 11.04(c) of this Indenture have been met.

1.4  Amendment to Exhibit E.    The text of Exhibit E to the Indenture is hereby amended by deleting such Exhibit E in its entirety and replacing it with Exhibit E1 and E2 in substantially the form attached hereto.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1  Execution as Supplemental Indenture.    This First Supplemental Indenture is executed and shall be construed as an indenture supplement to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except where specified herein, all terms not defined herein shall have the meanings ascribed to them in the Indenture.

2.2  Successors.    This Supplement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

2.3  Ratification of Indenture.    Except as expressly provided herein, all of the terms and provisions of the Indenture are and shall remain in full force and effect.

2.4  Governing Law.    This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.

2.5  Execution and Counterparts.    This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

2.6  The Trustee.    The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Issuer and the Guarantors and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof.

2.7  Indemnification of Trustee.    The Company agrees to indemnify the Trustee and to hold the Trustee harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and court costs) at any time asserted against or incurred by the Trustee by reason of, arising out of or in

3

connection with the execution of this First Supplemental Indenture, except for the Trustee’s own negligent action, its own negligent failure to act, or its own willful misconduct.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK]

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[SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ATTEST		ISSUER: SOUTHWEST ROYALTIES, INC

By:	/s/ JON P. TATE	By:	/s/ BILL E. COGGIN
Name:	Jon P. Tate	Name:	Bill E. Coggin
Title:	Assistant Secretary	Title:	Vice President and CFO

TRUSTEE: WILMINGTON TRUST COMPANY

		By:	/s/ JAMES A. HANLEY

		Name:	James A. Hanley

		Title:	Financial Services Officer

ATTEST		SRH: SOUTHWEST ROYALTIES HOLDINGS, INC.

By:	/s/ JON P. TATE	By:	/s/ BILL E. COGGIN
Name:	Jon P. Tate	Name:	Bill E. Coggin
Title:	Assistant Secretary	Title:	Vice President and CFO

ATTEST		MRO HOLDINGS: MRO HOLDINGS, INC.

By:	/s/ H. H. WOMMACK, III	By:	/s/ BILL E. COGGIN
Name:	H. H. Wommack, III	Name:	Bill E. Coggin
Title:	Chairman	Title:	Executive Vice President and CFO

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EXHIBIT E1

(Face of Note)

Southwest Royalties, Inc.

Senior Secured Note Due 2004

No. 2	Principal Amount of $ , as
revised by the Schedule of Increases or
Decreases in global note attached hereto

CUSIP No. 84522B AE 8

Southwest Royalties, Inc., a Delaware corporation (hereinafter the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                     dollars ($                    .00), as revised by the Schedule of Increases and Decreases in global note attached hereto, on June 30, 2004.

Interest Payment Dates: April 15 and October 15 of each year, commencing April 15, 2002.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note set forth below or on the reverse side of this Note which will, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.

DATED:                    , 2002
SOUTHWEST ROYALTIES, INC. a Delaware corporation

By:

Name:

Title:

ATTEST SECRETARY:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

DATED:                     , 2002

(BACK OF NOTE)

SOUTHWEST ROYALTIES, INC.

Senior Secured Note Due 2004

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THESE SECURITIES ARE BENEFICIALLY OWNED BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OR CONTROL PERSON OF THE ISSUER AND SO LONG AS THEY ARE BENEFICIALLY OWNED BY AN AFFILIATE OR CONTROL PERSON, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED; (II) PURSUANT TO THE TERMS Of RULE 144 UNDER SAID ACT EXCEPT THAT THE HOLDING PERIOD REQUIREMENT OF RULE 144 NEED NOT BE MET; OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED.

SOUTHWEST ROYALTIES, INC.

Senior Secured Note due June 30, 2004

1.    Interest.

Southwest Royalties, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of the Senior Secured Notes (the “Notes”) due June 30, 2004 (the “Maturity Date”) at a rate of 10½% per annum beginning on October 15, 2001 (as if the Notes were issued on that date) through December 31, 2002, at a rate of 11½% per annum from January 1, 2003 through December 31, 2003, and at a rate of 12½% per annum from January 1, 2004 until the Maturity Date.

The Issuer will pay interest semi-annually on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing April 15, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2001.

If the Issuer shall default in the payment of any installment of interest, or the principal of or premium, if any, on the Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase the Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), then interest on the Notes and all amounts then due thereunder shall accrue interest at the rate 18% per annum (the “Default Rate”) until the Notes are paid in full or the Default in payment is cured. The Issuer shall pay interest on all such overdue amounts (including installments of interest, to the extent lawful) on demand without regard to any applicable grace periods. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months, and, in the case of a partial month, the actual number of days elapsed.

2.    Method of Payment.

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or the Issuer may mail any such interest payment to a Holder at the Holder’s registered address.

3.    Paying Agent and Registrar.

Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

The Issuer issued the Notes under an Indenture, dated as of April 19, 2002 (the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Issuer limited in aggregate principal amount to $60,000,000.

5.    Redemption.

(a)  The Issuer may redeem, at its election, the Notes in cash at the Redemption Price equal to 100% of the principal amount of the Notes so redeemed, including accrued and unpaid interest, if any, to the Redemption Date.

(b)  Unless otherwise prohibited by law, in the event the Issuer has available funds to repurchase all of the Senior Notes at par from the Permitted Credit Facility and a Subordinated Credit Facility and the weighted average interest cost of the borrowed funds under the Permitted Credit Facility and the Subordinated Credit Facility is 12% or less, then the Issuer shall redeem, and the Holders shall tender, without premium or penalty, all of the Notes for a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus accrued but unpaid interest, if any, thereon to the Redemption Date; provided, however, that the Board of Directors may, by unanimous vote, direct the Issuer not to effect such repurchase; and provided further, that the Issuer shall not effect a repurchase if such repurchase would cause the Issuer to become insolvent.

(c)  Any redemption shall comply with Article Three of the Indenture.

6.    Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, with a copy to the Trustee or any Paying Agent. Notes in denominations larger than $1,000 may be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.    Subordination.

The Notes are generally subordinated in right to payment to the prior payment in full in cash of the Senior Indebtedness or other payment satisfactory to the Senior Lenders to the extent provided in the Indenture and the Collateral Trust Agreement. The Notes are pari passu in right of payment to the Junior Notes and superior with respect to certain Collateral to the Junior Notes and subject to an existing Lien for the benefit of holders of the Junior Notes with respect to certain other Collateral. Each Holder, by accepting a Note, agrees to the subordination with respect to the Senior Indebtedness and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purposes.

“Senior Indebtedness” means the Obligations of the Issuer under the Permitted Credit Facility.

8.    Denominations: Transfer: Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

9.    Persons Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

10.    Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After such payment, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11.    Discharge Prior to Redemption or Maturity.

If the Issuer at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.    Amendment: Supplement: Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change with respect to matters or questions arising under the Indenture.

13.    Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, permit additional Liens on their respective assets, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must report to the Trustee on compliance with such limitations on an annual basis.

14.    Successors.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.    Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee and the Holders shall have such rights and remedies as are set in the Indenture and the Security Documents.

16.    No Recourse Against Others.

No stockholder, director, officer or employee, as such, of any obligor under the Notes or the Indenture or any successor corporation shall have any liability for any obligation of any obligor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.    Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.    Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.    CUSIP Numbers.

Pursuant to recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Notes as a convenience to the Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.    Guarantees.

Payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by Southwest Royalties Holdings, Inc., MRO Holdings, Inc. and Blue Heel and certain future Subsidiaries of the Issuer pursuant to and in accordance with the terms of Article Twelve of the Indenture.

21.    Security and Collateral.

The Obligations of the Issuer under the Notes are secured by a lien on substantially all of the Issuer’s material assets and as otherwise set forth in the Indenture and the Security Documents.

ASSIGNMENT

I or we assign this note to:

(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee:

and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:

Signature:

(Sign exactly as name appears on the other side of this Note)

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this global note have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this global note	Amount of increase in Principal Amount at Maturity of this global note	Principal Amount at Maturity of this global note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

EXHIBIT E2

(Face of Note)

SOUTHWEST ROYALTIES, INC.

SENIOR SECURED NOTE DUE 2004

No.2	Principal Amount of $ , as revised by the Schedule of Increases or Decreases in global note attached hereto CUSIP No. 84522B AD 0

Southwest Royalties, Inc., a Delaware corporation (hereinafter the “Issuer,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                      dollars ($                    .00), as revised by the Schedule of Increases and Decreases in global note attached hereto, on June 30, 2004.

Interest Payment Dates: April 15 and October 15 of each year, commencing April 15, 2002.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Note set forth below or on the reverse side of this Note which will, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.

DATED , 2002	SOUTHWEST ROYALTIES, INC., a Delaware corporation

By:

Name:

Title:
ATTEST SECRETARY:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

Dated:                    , 2002

(Back of Note)

SOUTHWEST ROYALTIES, INC.

SENIOR SECURED NOTE
DUE 2004

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOUTHWEST ROYALTIES, INC.

Senior Secured Note due June 30, 2004

1.    Interest.

Southwest Royalties, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of the Senior Secured Notes (the “Notes”) due June 30, 2004 (the “Maturity Date”) at a rate of 10½% per annum beginning on October 15, 2001 (as if the Notes were issued on that date) through December 31, 2002, at a rate of 11½% per annum from January 1, 2003 through December 31, 2003, and at a rate of 12½% per annum from January 1, 2004 until the Maturity Date.

The Issuer will pay interest semi-annually on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing April 15, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 2001.

If the Issuer shall default in the payment of any installment of interest, or the principal of or premium, if any, on the Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase the Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), then interest on the Notes and all amounts then due thereunder shall accrue interest at the rate 18% per annum (the “Default Rate”) until the Notes are paid in full or the Default in payment is cured. The Issuer shall pay interest on all such overdue amounts (including installments of interest, to the extent lawful) on demand without regard to any applicable grace periods. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months, and, in the case of a partial month, the actual number of days elapsed.

2.    Method of Payment.

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or the Issuer may mail any such interest payment to a Holder at the Holder’s registered address.

3.    Paying Agent and Registrar.

Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.    Indenture.

The Issuer issued the Notes under an Indenture, dated as of April 19, 2002 (the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Issuer limited in aggregate principal amount to $60,000,000.

5.    Redemption.

(a)  The Issuer may redeem, at its election, the Notes in cash at the Redemption Price equal to 100% of the principal amount of the Notes so redeemed, including accrued and unpaid interest, if any, to the Redemption Date.

(b)  Unless otherwise prohibited by law, in the event the Issuer has available funds to repurchase all of the Senior Notes at par from the Permitted Credit Facility and a Subordinated Credit Facility and the weighted average interest cost of the borrowed funds under the Permitted Credit Facility and the Subordinated Credit Facility is 12% or less, then the Issuer shall redeem, and the Holders shall tender, without premium or penalty, all of the Notes for a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus accrued but unpaid interest, if any, thereon to the Redemption Date; provided, however, that the Board of Directors may, by unanimous vote, direct the Issuer not to effect such repurchase; and provided further, that the Issuer shall not effect a repurchase if such repurchase would cause the Issuer to become insolvent.

(c)  Any redemption shall comply with Article Three of the Indenture.

6.    Notice of Redemption.

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, with a copy to the Trustee or any Paying Agent. Notes in denominations larger than $1,000 may be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.    Subordination.

The Notes are generally subordinated in right to payment to the prior payment in full in cash of the Senior Indebtedness or other payment satisfactory to the Senior Lenders to the extent provided in the Indenture and the Collateral Trust Agreement. The Notes are pari passu in right of payment to the Junior Notes and superior with respect to certain Collateral to the Junior Notes and subject to an existing Lien for the benefit of holders of the Junior Notes with respect to certain other Collateral. Each Holder, by accepting a Note, agrees to the subordination with respect to the Senior Indebtedness and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purposes.

“Senior Indebtedness” means the Obligations of the Issuer under the Permitted Credit Facility.

8.    Denominations: Transfer: Exchange.

The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

9.    Persons Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

10.    Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After such payment, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11.    Discharge Prior to Redemption or Maturity.

If the Issuer at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

12.    Amendment: Supplement: Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change with respect to matters or questions arising under the Indenture.

13.  Restrictive Covenants.

The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, permit additional Liens on their respective assets, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must report to the Trustee on compliance with such limitations on an annual basis.

14.  Successors.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

15.  Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee and the Holders shall have such rights and remedies as are set in the Indenture and the Security Documents.

16.  No Recourse Against Others.

No stockholder, director, officer or employee, as such, of any obligor under the Notes or the Indenture or any successor corporation shall have any liability for any obligation of any obligor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  Authentication.

This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  CUSIP Numbers.

Pursuant to recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Notes as a convenience to the Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.  Guarantees.

Payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by Southwest Royalties Holdings, Inc., MRO Holdings, Inc. and Blue Heel and certain future Subsidiaries of the Issuer pursuant to and in accordance with the terms of Article Twelve of the Indenture.

21.  Security and Collateral.

The Obligations of the Issuer under the Notes are secured by a lien on substantially all of the Issuer’s material assets and as otherwise set forth in the Indenture and the Security Documents.

ASSIGNMENT

I or we assign this note to:

Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee:

and irrevocably appoint                          agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:

Signature:

(Sign exactly as name appears on the other side of this Note)

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this global note have been made:

Date of Exchange	Amount of increase in Principal Amount at Maturity of this global note	Amount of decrease in Principal Amount at Maturity of this global note	Principal Amount at Maturity of this global note following such decrease or increase	Signature of authorized officer of Trustee or Custodian